Exhibit 23.3
ValueKnowledge LLC
Business Valuations/Seeking Fairness
15 Spinning Wheel Road, Suite 210, Hinsdale, IL 60521
tel: 630-655-8411 fax: 630-455-9078
www.valueknowledge.com
January 23, 2009
Replidyne, Inc.
1450 Infinite Drive
Louisville, CO 80027
Re:  Consent of ValueKnowledge LLC
Ladies and Gentlemen:
We hereby consent to the use of our firm’s name in the Registration Statement on Form S-4 filed by Replidyne, Inc. with the U.S. Securities and Exchange Commission, including the Prospectus contained therein.
Sincerely,
ValueKnowledge LLC